UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2006

Hibbett Sporting Goods, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	63-1074067
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane

Birmingham, Alabama 35211

(Address of principal executive offices)

(205) 942-4292

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Hibbett Sporting Goods, Inc. announced its net sales for the nine-week period ended December 31, 2005, in a press release issued on January 5, 2006.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 7.01. Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

These exhibits are furnished pursuant to Item 2.02 and Item 7.01, respectively and shall not be deemed to be “filed”.

Exhibit No.	Description

99.1	Press Release Dated January 5, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTING GOODS, INC.

By:
Gary A. Smith
Vice President and Chief Financial Officer

January 5, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release Dated January 5, 2006

EXHIBIT 99.1

(Hibbett Sporting Goods, Inc. Letterhead)

Contact:	Gary Smith
Vice-President &
Chief Financial Officer
(205) 942-4292

HIBBETT SPORTING GOODS REPORTS HOLIDAY SALES

•	Comparable Store Sales Up 1.7%
•	Company re-affirms previously issued earnings guidance

BIRMINGHAM, Ala. (January 5, 2006) – Hibbett Sporting Goods, Inc. (NASDAQ/NM: HIBB), a rapidly growing sporting goods retailer, today announced that net sales for the nine-week period ended December 31, 2005, increased 11.9% to $90.6 million compared with $81.0 million for the comparable nine-week period ended January 1, 2005. Comparable store sales increased 1.7% for the nine-week period ended December 31, 2005.

Comparable store net sales data reflects sales for our Hibbett Sports and Sports Additions stores open through the nine-week periods ended December 31, 2005 and January 1, 2005.

The Company expects to report sales for the fourth quarter on February 2, 2006, and earnings for the fourth quarter and fiscal year ended January 28, 2006, on March 9, 2006, on March 9, 2006. Based on sales results for the nine-week period ended December 31, 2005, and the Company’s merchandise plan for January, the Company confirmed its previously issued earnings guidance of $0.27 to $0.29 per diluted share for the fourth quarter of fiscal 2006.

Commenting on the announcement, Mickey Newsome, Chairman and Chief Executive Officer, stated “Footwear and apparel were positive while equipment was negative. As planned, our clean inventory position enabled us to reduce our promotional activity and improve our product gross margin. With December comps higher than November and with exciting footwear launches and other new spring merchandise being delivered to our stores, we expect sales momentum to continue building in January.”

Hibbett Sporting Goods, Inc. operates sporting goods stores in small to mid-sized markets, predominantly in the Sunbelt, Mid-Atlantic and Midwest. The Company's primary store format is Hibbett Sports, a 5,000-square-foot store located in enclosed malls and dominant strip centers.

A WARNING ABOUT FORWARD LOOKING STATEMENTS: Certain matters discussed in this press release are "forward looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan, forecast, guidance, outlook or estimate. For example, our forward looking statements include statements regarding company growth, store opening plans, product performance, operating efficiencies, sales (including comparable store sales) and earnings expectations. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including economic conditions, industry trends, merchandise trends, vendor relationships, customer demand and competition. For a complete description of these factors, as well as others which could affect our business, you should carefully review the "Risk Factors," "Business" and "MD&A" sections in our Annual Report on Form 10-K filed on April 14, 2005 as amended on Form 10-K/A on April 19, 2005 and our most recent prospectus supplement filed May 2, 2003. In addition, our estimates of annual earnings for fiscal 2006 do not reflect the impact of Financial Accounting

Standard 123(R) regarding share-based payments. In light of these risks and uncertainties, the future events, developments or results described by our forward looking statements in this document could turn out to be materially and adversely different from those we discuss or imply. We are not obligated to release publicly any revisions to any forward looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

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